Exhibit 99.1
FOR IMMEDIATE RELEASE

Analyst Contact	Media Contact
Warren Edwards	Lesley Pool
Executive Vice President/	Senior Vice President/
Chief Financial Officer	Chief Marketing Officer
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8082	214-841-8028
warren.edwards@acs-inc.com	lesley.pool@acs-inc.com
ACS Announces Fourth Quarter and Fiscal Year 2006 Results
—Also Announces New $1 Billion Share Repurchase Program—
DALLAS, TEXAS: August 9, 2006 — Affiliated Computer Services, Inc., (NYSE: ACS), a premier provider of business process outsourcing and information technology solutions, announced fourth quarter fiscal year 2006 revenues of $1.38 billion, an increase of 14% compared to the fourth quarter of the prior year. The Company’s internal revenue growth rate accelerated to 8% for the quarter. Fourth quarter fiscal year 2006 reported diluted earnings per share was $0.73, and included certain restructuring charges and other items.
Fiscal year 2006 revenues were $5.35 billion, a 23% increase compared to the prior year. Internal revenue growth was 7% for the year, adjusted for the divestiture of the Government Welfare to Workforce Services business. Reported diluted earnings for fiscal 2006 were $2.90, and included certain restructuring charges and other items.
The Company signed $144 million of annual recurring revenue during the quarter resulting in total fiscal year new business signings of $762 million. This represents the highest annual total of new business signings in ACS history and 13% growth over fiscal year 2005, adjusted for the divestiture of the Government Welfare to Workforce Services business.
The Company’s Board of Directors has authorized a new repurchase program of up to $1 billion of its Class A common stock. This new repurchase authorization is incremental to the $1 billion program announced June 12, 2006. The new program, which is open ended, will allow the Company to repurchase its shares on the open market, from time to time, in accordance with the requirements of the Securities and Exchange Commission, including shares that could be purchased pursuant to Rule 10b5-1. The number of shares repurchased and the timing of purchases will be based upon the level of cash and debt balances, general business conditions, and other factors, including alternative investment opportunities. “We are pleased that the Company is extending its previously announced open market repurchase program by increasing its authorization by $1 billion”, said Darwin Deason, ACS’ Founder and Chairman of the Board of Directors. “ACS continually looks for opportunities to enhance shareholder value and this new repurchase program reflects our confidence in ACS’ long-term prospects.”
“Fiscal year 2006 was an extremely active year. Our major initiatives netted positive results in client renewals, revenue and sales pipeline growth, and expansion of capabilities and geographic reach. We exit the year with a great foundation for growth,” said Mark King, ACS’ President and Chief Executive Officer. “We signed record new business, significantly improved our government sales process and our new business pipelines increased throughout the year and at year-end were at record levels. We also restructured certain operations and we will continue our efforts in the coming year as we look to further improve our overall competitive position for fiscal year 2007 and beyond. We acquired several companies that increased our capabilities in important markets such as global transportation, customer care and human resource outsourcing and also divested our underperforming Government Welfare to Workforce Services business. I would like to thank our 55,000 employees for their significant contributions in fiscal year 2006 and their continued support of our clients.”
Key highlights from the fourth quarter of fiscal year 2006 include:
•	Total revenue growth was 14% over the prior year quarter. Revenue growth was 19% after adjusting for the divestiture of the Government Welfare to Workforce Services (“WWS”) business, substantially all of which was sold in the second quarter of fiscal year 2006 (“WWS Divestiture”). The Commercial segment revenue grew 26% and accounted for 60% of revenues this quarter. Commercial internal revenue growth was 13%. The Government segment had 1% internal revenue growth and accounted for 40% of revenues this quarter.

•	Reported diluted earnings per share was $0.73 for the fourth quarter of fiscal year 2006. Reported results include $0.04 per diluted share related to restructuring activities and asset impairments, a $0.02 per diluted share charge related to the North Carolina Medicaid contract, $0.02 per diluted share of legal expenses related to the on-going stock option investigation and shareholder derivative lawsuits, $0.01 per diluted share related to incremental transaction costs related to the HR business we acquired from Mellon, a $0.02 per diluted share tax benefit primarily related to certain Federal tax deductions, and $0.01 per diluted share benefit related to a residual gain on the WWS Divestiture.

•	Cash flow from operations and free cash flow for the fourth quarter was $167 million and $55 million, respectively. Capital expenditures and additions to intangible assets were $112 million, or 8% of revenues.

•	Annualized recurring new business sold was $144 million and was split evenly between our Commercial and Government segments.

•	During the fourth quarter, ACS completed the acquisition of Intellinex, LLC for approximately $75 million. Intellinex is a leader in integrated learning solutions. Intellinex’s proven technology content delivery platform and methodology is used by some of the largest companies in the world. Intellinex had trailing twelve month revenues of approximately $84 million.

•	Subsequent to June 30, the Company acquired Primax Recoveries, Inc. for $40 million, plus contingent payments of up to $10 million based on future performance. Primax, with trailing twelve month revenues of approximately $39 million, is one of the industry’s oldest and largest health care recovery firms providing subrogation and overpayment recovery services to help its clients improve their profitability.
Key highlights from ACS’ fiscal year 2006 results include:
•	Total revenue growth and internal revenue growth for the fiscal year ended June 30, 2006, excluding the WWS Divestiture, were 27% and 7%, respectively.

•	Annualized recurring new business signings were a Company record at $762 million for fiscal year 2006, representing 13% growth over the prior year after adjusting for closed new business related to the WWS Divestiture. These new business signings represent over $2.8 billion of total contract value.

•	During fiscal year 2006, the Company repurchased approximately 15.0 million shares for an aggregate purchase price of $849 million before transaction costs, or an average share purchase price of approximately $56.69. During the fourth quarter, the Company repurchased approximately 5.5 million shares for approximately $269 million before transaction costs, or an average purchase price per share of $49.39 pursuant to the June 12, 2006 $1 billion share repurchase program (the “Prior Program”). Since July 1, 2006, the Company repurchased an additional 9.7 million shares at an average price of $50.71 per share before transaction costs. As of August 9, 2006, the Company has approximately $238 million of availability remaining under the Prior Program.

•	Cash flow from operations for the year was $635 million, or 12% of revenue, and free cash flow was $205 million, or 4% of revenue. However, cash flow from operations and free cash flow during the third quarter were adversely impacted by final settlement payments of $86 million related to the Mellon transition services agreement, of which $76 million benefited our fourth quarter fiscal year 2005 results, and Mellon pre-acquisition bonus payments of $26 million. Capital expenditures and additions to intangibles were $430 million, or 8% of revenues.

•	Diluted earnings per share for the fiscal year ended June 30, 2006 was $2.90. Reported results included:
•	$0.11 per diluted share related to restructuring activities and asset impairments,

•	$0.03 per diluted share related to incremental transaction expenses related to the HR business we acquired from Mellon,

•	$0.02 per diluted share related to the write-off of debt issue costs related to our previous credit facility,

•	$0.01 per diluted share related to the on-going stock option investigation and shareholder derivative lawsuits,

•	$0.03 per diluted share related to legal expenses associated with the activities of our Special Committee of the Board of Directors, and for legal fees associated with the unsolicited offer regarding a potential sale of the Company and the possible recapitalization of the Class B shares, and for legal settlements and related legal fees,

•	$0.03 per diluted share write-down of accounts receivable retained from the fiscal year 2004 divestiture of the majority of our Federal government business and the assessment of risk related to bankruptcies of certain airline clients,

•	$0.02 per diluted share charge related to the North Carolina Medicaid contract,

•	$0.03 per diluted share charge for compensation expense related to the departure of the former Chief Executive Officer,

•	$0.14 per diluted share gain related to the WWS Divestiture.
•	The Company’s results for both the fourth quarter and total fiscal year 2006 do not take into consideration the resolution of the stock option investigation or the stock-based compensation charge related to the investigation.
ACS will discuss these results on a conference call and webcast on www.acs-inc.com at 3:30 p.m. Central Time today. During the conference call, management will refer to a presentation provided on the Investor Relations page of ACS’ website which will contain certain non-generally accepted accounting principles

(“GAAP”) financial measures, some of which are included herein as well as reconciliations to the most directly comparable GAAP financial measures.
ACS, a FORTUNE 500 company with more than 55,000 people supporting client operations in nearly 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.
All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Company’s prior filings with the Securities and Exchange Commission, including those set forth under the caption “Risk Factors” in the most recent quarterly report on Form 10-Q filed on May 15, 2006. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
Dollars in thousands, except per share amounts
(Unaudited)

	Three months ended		Proforma three
	June 30		months ended
	2006 (1)	2005	June 30, 2005 (6)
Revenues	$1,380,702	$1,214,392	$1,214,392
Cost of revenues:
Wages and benefits	661,249	547,371	557,423
Services and supplies	298,889	268,448	268,448
Rent, lease and maintenance	171,272	138,968	138,968
Depreciation and amortization	78,437	65,073	65,073
Other expenses	7,568	10,649	10,649

Total cost of revenues	1,217,415	1,030,509	1,040,561
Gain on sale of business	(425)	—	—
Other operating expenses	13,469	5,179	5,179

Total operating expenses	1,230,459	1,035,688	1,045,740

Operating income	150,243	178,704	168,652
Interest expense	24,913	8,084	8,084
Other non-operating income, net	(3,610)	(3,378)	(3,378)

Pretax profit	128,940	173,998	163,946
Income tax expense	42,040	63,021	59,388

Net income	$86,900	$110,977	$104,558

Earnings per common share:
Basic	$0.74	$0.88	$0.83

Diluted	$0.73	$0.87	$0.82

Shares used in computing earnings per common share:
Basic	118,131	126,087	126,087
Diluted	119,479	128,279	127,248

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
Dollars in thousands, except per share amounts
(Unaudited)

	Fiscal Year ended		Proforma Fiscal
	June 30		Year ended
	2006 (1,2,3,4)	2005 (5)	June 30, 2005 (6)
Revenues	$5,353,661	$4,351,159	$4,351,159
Cost of revenues:
Wages and benefits	2,565,908	1,867,983	1,904,686
Services and supplies	1,168,540	1,046,341	1,046,341
Rent, lease and maintenance	646,474	503,132	503,132
Depreciation and amortization	289,852	232,779	232,779
Other expenses	39,629	23,687	23,687

Total cost of revenues	4,710,403	3,673,922	3,710,625
Gain on sale of business	(32,907)	—	—
Other operating expenses	56,747	22,756	22,756

Total operating expenses	4,734,243	3,696,678	3,733,381

Operating income	619,418	654,481	617,778
Interest expense	65,341	18,596	18,596
Other non-operating income, net	(9,396)	(5,186)	(5,186)

Pretax profit	563,473	641,071	604,368
Income tax expense	201,377	225,126	211,916

Net income	$362,096	$415,945	$392,452

Earnings per common share:
Basic	$2.94	$3.26	$3.08

Diluted	$2.90	$3.19	$3.03

Shares used in computing earnings per common share:
Basic	123,197	127,560	127,560
Diluted	124,979	130,382	129,616

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)
(1)	During the fourth quarter of fiscal year 2006, the Company recorded the following:
•	Restructuring charges and asset impairments of $6.5 million ($4.3 million after tax), or $0.04 per diluted share.

•	A charge of $4.0 million ($2.7 million after tax), or $0.02 per diluted share, related to the North Carolina Medicaid contract.

•	Legal fees of $2.9 million ($2.0 million after tax), or $0.02 per diluted share, related to the on-going stock option investigation and shareholder derivative lawsuits.

•	Incremental transaction expenses related to the HR business we acquired from Mellon of $2.8 million ($1.9 million after tax), or $0.01 per diluted share.

•	Tax benefit primarily related to certain Federal tax deductions resulting in a benefit to net income of approximately $2.8 million, or $0.02 per diluted share.

•	A net residual divestiture gain of $0.3 million ($0.5 million after tax), or $0.01 per diluted share.
(2)	During the third quarter of fiscal year 2006, the Company recorded the following:
•	Restructuring charges and related asset impairments of $4.3 million ($2.7 million after tax), or $0.02 per diluted share.

•	Incremental transaction expenses related to the HR business we acquired from Mellon of $2.9 million ($1.8 million after tax), or $0.01 per diluted share.

•	Charges for debt issue costs related to our previous credit facility of $4.1 million ($2.6 million after tax), or $0.02 per diluted share.

•	Legal fees of $1.3 million ($0.8 million after tax), or $0.01 per diluted share, related to activities of the Special Committee of the Board of Directors.

•	A retained Federal accounts receivable write-down of $2.4 million ($1.5 million after tax), or $0.01 per diluted share.

•	A residual WWS Divestiture gain of $2.8 million ($1.7 million after tax), or $0.01 per diluted share.
(3)	During the second quarter of fiscal year 2006, the Company recorded the following:
•	A net benefit before tax of $26.5 million ($15.8 million after tax), or $0.12 per diluted share, for the gain and charges related to the WWS Divestiture.

•	Restructuring charges and related asset impairments totaling $10.4 million ($6.6 million after tax), or $0.05 per diluted share.

•	Charges for legal settlements and related legal fees, and for legal fees associated with the unsolicited offer regarding a potential sale of the Company and the possible recapitalization of the Class B shares totaling $5.9 million ($3.7 million after tax), $0.03 per diluted share.
(4)	During the first quarter of fiscal year 2006, the Company recorded the following:
•	A $5.4 million charge ($3.4 million after tax), or $0.03 per diluted share, for the departure of the former Chief Executive Officer.

•	A $3.0 million charge ($1.9 million after tax), or $0.02 per diluted share, for the assessment of risk related to the bankruptcies of certain airline clients.
(5)	During the third quarter of fiscal year 2005, the Company recognized an income tax benefit related to the 2004 divestiture of the majority of our Federal business, resulting in a benefit to net income of approximately $9.4 million, or $0.07 per diluted share.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)
(6)	The prior year proforma results reflect the impact of Statement of Financial Accounting Standards No. 123(R), which requires companies to measure all employee stock-based compensation awards using a fair value method and recognize compensation costs in its financial statements. The Company adopted SFAS 123(R) on a prospective basis on July 1, 2005 and, as a result, we have presented proforma results of operations for the prior year periods for comparative purposes. ($ in thousands)

	Three months ended			Fiscal Year ended
	June 30, 2005			June 30, 2005
		Pro Forma			Pro Forma
		Stock			Stock
		Compensation			Compensation
	As Reported	Expense	Pro Forma	As Reported	Expense	Pro Forma
Revenues	$1,214,392	$—	$1,214,392	$4,351,159	$—	$4,351,159
Cost of revenues:
Wages and benefits	547,371	10,052	557,423	1,867,983	36,703	1,904,686
Services and supplies	268,448	—	268,448	1,046,341	—	1,046,341
Rent, lease and maintenance	138,968	—	138,968	503,132	—	503,132
Depreciation and amortization	65,073	—	65,073	232,779	—	232,779
Other expenses	10,649	—	10,649	23,687	—	23,687

Total costs of revenues	1,030,509	10,052	1,040,561	3,673,922	36,703	3,710,625
Other operating expenses	5,179	—	5,179	22,756	—	22,756

Total operating expenses	1,035,688	10,052	1,045,740	3,696,678	36,703	3,733,381

Operating income	178,704	(10,052)	168,652	654,481	(36,703)	617,778

Interest expense	8,084	—	8,084	18,596	—	18,596
Other non-operating income, net	(3,378)	—	(3,378)	(5,186)	—	(5,186)

Pretax profit	173,998	(10,052)	163,946	641,071	(36,703)	604,368

Income tax expense	63,021	(3,633)	59,388	225,126	(13,210)	211,916

Net income	$110,977	$(6,419)	$104,558	$415,945	$(23,493)	$392,452

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
Dollars in Thousands
(Unaudited)

	June 30, 2006	June 30, 2005
ASSETS:
Cash and cash equivalents	$100,837	$62,685
Accounts receivable, net	1,231,846	1,061,590
Other current assets	196,580	119,822

Total current assets	1,529,263	1,244,097
Property, equipment and software, net	870,020	677,241
Goodwill, net	2,456,654	2,334,655
Other intangible assets, net	475,701	466,312
Other long-term assets	170,799	128,533

TOTAL ASSETS	$5,502,437	$4,850,838

LIABILITIES:
Accounts payable	$104,473	$62,788
Accrued compensation	172,853	175,782
Other accrued liabilities	354,632	471,577
Income taxes payable	—	2,310
Deferred taxes	18,047	34,996
Current portion of long-term debt	23,074	6,192
Current portion of unearned revenue	152,026	84,469

Total current liabilities	825,105	838,114
Long-term debt	1,614,032	750,355
Long-term deferred taxes	336,544	240,210
Other long-term liabilities	237,807	183,731

TOTAL LIABILITIES	3,013,488	2,012,410

TOTAL STOCKHOLDERS’ EQUITY	2,488,949	2,838,428

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$5,502,437	$4,850,838

Frequently Used Terms
New business signings — While there are no third party standards or requirements governing the calculation of new business signings, new business signings are defined as recurring revenue from new contracts, including the incremental portion of renewals, signed during the period and represent the estimated first twelve months of revenue to be recorded under that contract after full implementation. We use new business signings as a measure of estimated recurring revenues represented by contractual commitments, both to forecast prospective revenues and to estimate capital commitments. Revenues are measured under GAAP.
Annual new business — is the preceding twelve months of new business signings at a point in time expressed in annual revenue, not total contract value.
Supplemental Information
We have provided the impact on pre-tax profit, net income and diluted earnings per share of certain transactions and events included in our reported results of operations, which management believes enhances the understanding of our financial results and the impact of those events and transactions on our results. Management believes this information provides additional information related to factors impacting our reported financial performance which may be useful to investors. The amount of the transaction or event is presented on a basis determined in accordance with generally accepted accounting principles as reflected in our reported consolidated results of operations. All per share measures are calculated on the same diluted per share basis as our reported diluted earnings per share. The per share impacts are not intended to reflect a per share amount that accrues directly to an investor’s benefit as a result of the particular transaction or event.
Use of Non-GAAP Financial Information
The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures and ratios, used in managing the Company’s business, may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time including free cash flow and internal revenue growth may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein and we will present in other information we publish that contains any of these non-GAAP financial measures a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States.
Internal Revenue Growth
Internal revenue growth is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. At the date of acquisition, we identify the trailing twelve months of revenue of the acquired company as the “pre-acquisition revenue of acquired companies.” Pre-acquisition revenue of the acquired companies is considered “acquired revenues” in our calculation, and revenues from the acquired company, either above or below that amount are components of “internal growth” in our calculation. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth. Revenues from divested operations are excluded from the internal revenue growth calculation in the periods following the effective date of the divestiture. Our measure of internal revenue growth may not be comparable to similarly titled measures of other companies. (unaudited, $ in millions)

	Three months ended June 30, (a)
	2006	2005	Growth %
Consolidated
Total Revenues	$1,381	$1,214	14%
Less: Divested	—	(53)

Adjusted	$1,381	$1,161	19%

Acquired Revenues*	$238	$106	11%
Internal Revenues	1,143	1,055	8%

Total	$1,381	$1,161	19%

Commercial
Total Revenues	$827	$658	26%
Less: Divested	—	—

Adjusted	$827	$658	26%

Acquired Revenues*	$192	$106	13%
Internal Revenues	635	552	13%

Total	$827	$658	26%

Government
Total Revenues	$554	$556	0%
Less: Divested	—	(53)

Adjusted	$554	$503	10%

Acquired Revenues*	$46	$—	9%
Internal Revenues	508	503	1%

Total	$554	$503	10%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Based on actual amounts, not rounded.

	Fiscal Year ended June 30, (a)
	2006	2005	Growth %
Consolidated
Total Revenues	$5,354	$4,351	23%
Less: Divested	(105)	(219)

Adjusted	$5,249	$4,132	27%

Acquired Revenues*	$948	$128	20%
Internal Revenues	4,301	4,004	7%

Total	$5,249	$4,132	27%

Commercial
Total Revenues	$3,168	$2,175	46%
Less: Divested	—	—

Adjusted	$3,168	$2,175	46%

Acquired Revenues*	$837	$128	33%
Internal Revenues	2,331	2,047	13%

Total	$3,168	$2,175	46%

Government
Total Revenues	$2,186	$2,176	0%
Less: Divested	(105)	(219)

Adjusted	$2,081	$1,957	6%

Acquired Revenues*	$111	$—	5%
Internal Revenues	1,970	1,957	1%

Total	$2,081	$1,957	6%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Based on actual amounts, not rounded.

Free Cash Flow
Free cash flow — is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. (unaudited, $ in millions)

	Three months ended		Fiscal Year ended
	June 30,		June 30,
	2006	2005	2006	2005
Free Cash Flow
Net cash provided by operating activities	$167	$267	$635	$739
Less:
Purchases of property, equipment and software, net of sales	(104)	(83)	(394)	(253)
Additions to other intangible assets	(7)	(6)	(36)	(36)

Free Cash Flow	$55	$178	$205	$451

*	Based on actual amounts, not rounded.
—end—